भारत सरकार-कॉर्पोरेट कार्य मंत्रालय
कम्पनी रजिस्ट्रार कार्यालय, महाराष्ट्र, मुंबई

नाम परिवर्तन के पश्चात नया निगमन प्रमाण-पत्र

कॉर्पोरेट पहचान संख्या : L64200MH1986PLC039266

मैसर्स VIDESH SANCHAR NIGAM LTD

के मामले मे, मैं एतद्द्वारा सत्यापित करता हूँ कि मैसर्स
VIDESH SANCHAR NIGAM LTD

जो मूल रुप में दिनांक उन्नीस मार्च उन्नीस सौ छियासी को कम्पनी अधिनियम, 1956 (1956 का 1) के अंतर्गत मैसर्स
VIDESH SANCHAR NIGAM LTD

के रुप में निगमित की गई थी, ने कम्पनी अधिनियम, 1956 की धारा 21 की शर्तों के अनुसार विधिवत आवश्यक विनिश्चय पारित करके तथा लिखित रुप में यह सूचित करके की उसे भारत का अनुमोदन, कम्पनी अधिनियम, 1956 की धारा 21 के साथ पठित, भारत सरकार, कम्पनी कार्य विभाग, नई दिल्ली की अधिसूचना सं.सा.का.नि 507 (अ) दिनांक 24.6.1985 एस.आर.एन A29954419 दिनांक 28/01/2008 के द्वारा प्राप्त हो गया है, उक्त कम्पनी का नाम आज परिवर्तित रुप में मैसर्स
Tata Communications Limited

हो गया है और यह प्रमाण-पत्र, कथित अधिनियम की धारा 23(1) के अनुसरन में जारी किया जाता है।

यह प्रमाण-पत्र, मेरे हस्ताक्षर द्वारा मुंबई में आज दिनांक अठाईस जनवरी दो हजार आठ को जारी किया जाता है।

GOVERNMENT OF INDIA - MINISTRY OF CORPORATE AFFAIRS
Registrar of Companies, Maharashtra, Mumbai

Fresh Certificate of Incorporation Consequent upon Change of Name

Corporate Identity Number : L64200MH1986PLC039266

In the matter of M/s VIDESH SANCHAR NIGAM LTD

I hereby certify that VIDESH SANCHAR NIGAM LTD which was originally incorporated on Nineteenth day of March Nineteen Hundred Eighty Six under the Companies Act, 1956 (No. 1 of 1956) as VIDESH SANCHAR NIGAM LTD having duly passed the necessary resolution in terms of Section 21 of the Companies Act, 1956 and the approval of the Central Government signified in writing having been accorded thereto under Section 21 of the Companies Act, 1956, read with Government of India, Department of Company Affairs, New Delhi, Notification No. G.S.R 507 (E) dated 24/06/1985 vide SRN A29954419 dated 28/01/2008 the name of the said company is this day changed to Tata Communications Limited and this Certificate is issued pursuant to Section 23(1) of the said Act.

Given under my hand at Mumbai this Twenty Eighth day of January Two Thousand Eight.

(MILIND VITTHALRAO CHAKRANARAYAN)

उप कम्पनी रजिस्ट्रार / Deputy Registrar of Companies

महाराष्ट्र, मुंबई

Maharashtra, Mumbai

कम्पनी रजिस्ट्रार के कार्यालय अभिलेख में उपलब्ध पत्राचार का पता :
Mailing Address as per record available in Registrar of Companies office:

Tata Communications Limited
VIDESH SANCHAR BHAVANMAHATMA GANDHI RD, MUMBAI - 400001,
Maharashtra, INDIA